                                                                      EXHIBIT 11

                       UNITED STATES CELLULAR CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                            YEAR ENDED DECEMBER 31,                                    1993            1992             1991
- -------------------------------------------------------------------------------------------------------------------------------

PRIMARY EARNINGS
      Net (Loss) Income Before Cumulative Effect of
        a Change in Accounting Principle . . . . . . . . . . . . . . . . .        $  (25,441)       $    6,194       $  (24,373)
      Cumulative effect of a change in
        accounting principle . . . . . . . . . . . . . . . . . . . . . . .                 -                 -          (10,269)
                                                                                  ----------        ----------       ----------
      Net (Loss) Income. . . . . . . . . . . . . . . . . . . . . . . . . .        $  (25,441)       $    6,194       $  (34,642)
                                                                                  ----------        ----------       ----------
                                                                                  ----------        ----------       ----------

PRIMARY SHARES
      Weighted average number of Common and Series A
        Common Shares Outstanding. . . . . . . . . . . . . . . . . . . . .            57,152            50,349           38,715
      Additional shares assuming issuance of:
        Options and Stock Appreciation Rights. . . . . . . . . . . . . . .                 -                34                -
        Convertible Preferred Shares . . . . . . . . . . . . . . . . . . .                 -             1,126                -
        Common Shares Issuable . . . . . . . . . . . . . . . . . . . . . .                 -             6,269                -
                                                                                  ----------        ----------       ----------
      Primary Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .            57,152            57,778           38,715
                                                                                  ----------        ----------       ----------
                                                                                  ----------        ----------       ----------

PRIMARY EARNINGS PER COMMON SHARE
      Net (Loss) Income Before Cumulative Effect of
        a Change in Accounting Principle . . . . . . . . . . . . . . . . .        $     (.45)       $      .11       $     (.63)
      Cumulative effect of a change in
        accounting principle . . . . . . . . . . . . . . . . . . . . . . .                 -                 -             (.26)
                                                                                  ----------        ----------       ----------
      Net (Loss) Income. . . . . . . . . . . . . . . . . . . . . . . . . .        $     (.45)       $      .11       $     (.89)
                                                                                  ----------        ----------       ----------
                                                                                  ----------        ----------       ----------

FULLY DILUTED EARNINGS*
      Net (Loss) Income Before Cumulative Effect of
        a Change in Accounting Principle . . . . . . . . . . . . . . . . .        $  (25,441)       $    6,194       $  (24,373)
      Cumulative effect of a change in
        accounting principle . . . . . . . . . . . . . . . . . . . . . . .                 -                 -          (10,269)
                                                                                  ----------        ----------       ----------
      Net (Loss) Income. . . . . . . . . . . . . . . . . . . . . . . . . .        $  (25,441)       $    6,194       $  (34,642)
                                                                                  ----------        ----------       ----------
                                                                                  ----------        ----------       ----------

FULLY DILUTED SHARES
      Weighted average number of Common and Series A
        Common Shares Outstanding. . . . . . . . . . . . . . . . . . . . .            57,152            50,349           38,715
      Additional shares assuming issuance of:
        Options and Stock Appreciation Rights. . . . . . . . . . . . . . .                 -                41                -
        Convertible Preferred Shares . . . . . . . . . . . . . . . . . . .                 -             1,126                -
        Common Shares Issuable . . . . . . . . . . . . . . . . . . . . . .                 -             6,269                -
                                                                                  ----------        ----------       ----------
      Fully Diluted Shares . . . . . . . . . . . . . . . . . . . . . . . .            57,152            57,785           38,715
                                                                                  ----------        ----------       ----------
                                                                                  ----------        ----------       ----------

FULLY DILUTED EARNINGS PER COMMON SHARE
      Net (Loss) Income Before Cumulative Effect of
        a Change in Accounting Principle . . . . . . . . . . . . . . . . .        $     (.45)       $      .11       $     (.63)
      Cumulative effect of a change in
        accounting principle . . . . . . . . . . . . . . . . . . . . . . .                 -                 -             (.26)
                                                                                  ----------        ----------       ----------
      Net (Loss) Income. . . . . . . . . . . . . . . . . . . . . . . . . .        $     (.45)       $      .11       $     (.89)
                                                                                  ----------        ----------       ----------
                                                                                  ----------        ----------       ----------

- ----------------

* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.